P A R K E R  &  C O.
CHARTERED   ACCOUNTANTS
200 - 2560 Simpson Road, Richmond, B.C. V6X 2P9         Tel: (604) 276-9920:
                                                        Fax: (604) 276-4577


December 14, 2000


US Securities and Exchange Commission
Washington, D.C.
USA, 20549



Reference:Bidder Communications, Inc.
Audited Interim Financial Statements
For the Nine Months Ended 30 September 2000


Dear Sirs:

We refer to the US Securities and Exchange Commission's Form 10 -
SB12G General Form For Registration of Securities of Small Business Issuers for Bidder Communications, Inc. dated 30, September 2000.

We consent to the use in the above mentioned Form 10 of our report dated 26 November 2000 to the Stockholders' of Bidder Communications, Inc. on the following financial statements:

     Interim statement of financial position as at 30 September 2000 and 31 December 1999;

     Interim statement of loss and deficit and cash flows and changes in stockholders equity for the nine months ended 30 September 2000 and from the date of incorporation, 16 November 1999, to 31 December 1999.

We report that we have read the Form 10 for submission to the US Securities and Exchange Commission and have no reasons to believe that there are any misrepresentations in the information contained therein that is derived from the interim financial statements which we have reported or that is within my knowledge as a result of our audit of such interim financial statements.

This letter is provided to the US Securities and Exchange Commission to which it is addressed pursuant to the requirements of the Security and Exchange Act of 1934 and not for any other purposes.


Yours truly

/s/ Parker & Co.
Chartered Accountants




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